                                                                      EXHIBIT 11

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
       Statement Re: Computation of Net Loss Per Basic and Diluted shares
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                        Weighted
                                                                      Average Shares       Per share
                                                     Net Loss          Outstanding           Amount
                                                     --------          -----------           ------
    Three Months Ended July 31, 2002:
      Basic                                    $     (2,106)              28,466         $         (.07)
      Dilutive effect of employee
      awards and options(1)                               -                    -                   -
--------------------------------------------------------------------------------------------------------
      Diluted                                  $     (2,106)              28,466         $         (.07)
========================================================================================================

    Three Months Ended July 31, 2001:
      Basic                                    $       (821)              29,729         $         (.03)
      Dilutive effect of employee
      awards and options(1)                               -                    -                   -
--------------------------------------------------------------------------------------------------------
      Diluted                                  $       (821)              29,729         $         (.03)
========================================================================================================

    Six Months Ended July 31,
     2002:
      Basic                                    $    (15,871)              29,437         $         (.54)
      Dilutive effect of employee
      awards and options(1)                               -                    -                   -
--------------------------------------------------------------------------------------------------------
      Diluted                                  $    (15,871)              29,437         $         (.54)
========================================================================================================

    Six Months Ended July 31,
     2001:
      Basic                                    $     (7,376)              29,746         $         (.25)
      Dilutive effect of employee
      awards and options(1)                               -                    -                   -
--------------------------------------------------------------------------------------------------------
      Diluted                                  $     (7,376)              29,746         $         (.25)
========================================================================================================


(1) Potential dilutive securities, consisting of convertible notes, outstanding stock options and shares issuable under the employee stock purchase plan, are excluded from the computation of diluted net loss per share due to their anti-dilutive effect.